Exhibit 99.1

Reliant Bancorp, Inc. Increases Quarterly Cash Dividend by 33% To $0.08 Per Share

BRENTWOOD, Tenn.--(BUSINESS WIRE)--March 29, 2018--Reliant Bancorp, Inc. (“Reliant Bancorp”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that its Board of Directors declared a cash dividend of $0.08 per share. The $0.08 per share dividend is payable on April 20, 2018, to shareholders of record as of the close of business on April 10, 2018.

“We are pleased to announce that our Board of Directors approved a 33% increase in our cash dividend per share compared with the same quarterly dividend paid last year,” stated DeVan D. Ard, Jr., Chairman, President and Chief Executive Officer. “The increased dividend highlights our record results for 2017, surpassing our goal of $1 billion in assets for the year, and the completion of the merger with Community First effective January 1, 2018. Our Board of Directors remains focused on building long-term shareholder value through our cash dividend program.

“We remain very positive about our growth opportunities in 2018. We expect to report solid growth in earnings, assets and deposits in the first quarter of 2018 due to the merger with Community First and the continued organic growth from our legacy Reliant Bank offices,” concluded Ard.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner, Williamson, Maury and Hickman counties, Tennessee along with loan and deposit production offices in Rutherford and Hamilton counties, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of December 31, 2017, Reliant Bancorp had approximately $1.1 billion in total assets, approximately $772 million in loans and approximately $883 million in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Reliant Bancorp of the Community First merger, Reliant Bancorp’s future financial and operating results (including the anticipated impact of the transaction on the combined company’s earnings per share and tangible book value) and Reliant Bancorp’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Reliant Bancorp to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the Community First merger may not be realized or take longer than anticipated to be realized, (2) the ability of Reliant Bancorp to meet expectations regarding the accounting and tax treatment of the transaction, (3) the effect of the announcement or completion of the transaction on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers), (4) the risk that integration of Community First’s operations with those of Reliant Bancorp will be materially delayed or will be more costly or difficult than expected, (5) the amount of costs, fees, expenses, and charges related to the transaction, (6) reputational risk and the reaction of the parties’ customers, suppliers, employees or other business partners to the transaction, (7) the dilution caused by Reliant Bancorp’s issuance of additional shares of its common stock in the transaction, and (8) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in Reliant Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant Bancorp believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant Bancorp disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

CONTACT:
Reliant Bancorp, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer